EXHIBIT 10.19

CALAIS RESOURCES, INC.
4415 Caribou Road
P.O. Box 653 - Caribou,
Nederland, CO 80466-0653

                                           March 13, 2007
Mr. Duane A. Duffy 4550 Tule Lake Drive Littleton, CO 80123	Luke Garvey, c/o Duane Duffy 4550 Tule Lake Drive Littleton, CO 80123	Glenn E. Duffy 5679 Old Ranch Rd. Sarasota, FL 34241-9602

James Ober c/o Duane Duffy
4550 Tule Lake Drive
Littleton, CO 80123

Gentlemen:

Pending performance of certain payment terms by Calais Resources, Inc. (the "Company"), the Company and Duane A. Duffy, Glenn E. Duffy, James Ober and Luke Garvey (the "Holders") have executed documents as of this date, resolving the default by Calais Resources, Inc. (the "Company") on the that certain Note in the face amount of US$ 807,650.11 dated August 1, 2005 (the "Note") in favor of the Holders.

Of such documents, that certain Note and Trust Deed Modification Agreement amending the Note" provides that the Holders shall receive an initial payment of $200,000 on or before March 15, 2007. The parties to this Letter Agreement recognize and understand that, while the Company shall use its best efforts to deliver such initial payment to the Holders by the date provided, the funding required to make such payment will be provided to the Company by Calim Private Equity, LLC, a third-party investor not under the control of the Company. In the event that the Company is not able to deliver the initial payment on or before March 15, 2007, the Holders therefore agree to provide a reasonable grace period in which the Company may make such payment in satisfaction of its obligation under the Note and Trust Deed Modification Agreement. If this letter reflects our understanding, please indicate your acknowledgement by executing and delivering a copy of this letter to the Company on the lines indicated below.

                            Yours, sincerely,

                            /s/ David K. Young
                           David K. Young

ACCEPTED AND AGREED AS OF March 13, 2007
/s/ Duane A. Duffy Duane A. Duffy	/s/ Glenn E. Duffy Glenn E. Duffy by Duane A. Duffy as his attorney in fact	/s/ Luke Garvey Luke Garvey

/s/ James Ober James Ober